STANDARD SUBLEASE
MULTI-TENANT
AIR COMMERCIAL REAL ESTATE ASSOCIATION

1.	Basic Provisions ("Basic Provisions").
1.1
Parties: This Sublease ("Sublease"), dated for reference purposes only August 20, 2007, is made by and between Navio Systems Inc., a Delaware corporation ("Sublessor") and American Ethanol Inc., a Nevada corporation ("Sublessee"), (collectively the "Parties", or individually a "Party").

1.2(a)
Premises: That certain portion of the Project (as defined below), known as 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA - a portion of a larger multi-tenant office building , consisting of approximately 6,134 rentable square feet ("Premises"). The Premises are located at: See Exhibit A, in the City of Cupertino , County of Santa Clara , State of California , with zip code 95014. In addition to Sublessee's rights to use and occupy the Premises as hereinafter specified, Sublessee shall have nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, or the utility raceways of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project."

1.2(b)	Parking: 18 unreserved and 0 reserved vehicle parking spaces.
1.3	Term: _________years and 25 months commencing September 1, 2007 ("Commencement Date") and ending September 30, 2009 ("Expiration Date").
1.4	Early Possession: N/A ("Early Possession Date").
1.5	Base Rent: $ 15,948.40 per month ("Base Rent)", payable on the 1st day of each month commencing October 1, 2007.
☐ If this box is checked, there are provisions in this Sublease for the Base Rent to be adjusted.
1.6	Sublessee's Share of Operating Expenses: twenty-nine point eight percent (29.8%) ("Sublessee's Share").
1.7	Base Rent and Other Monies Paid Upon Execution:
(a)	Base Rent: $15,948.40 for the period September 1, 2007 - September31, 2007.
(b)	Security Deposit: $22,389.10 ("Security Deposit").
(c)	Other: $6,440.70 for Pro-rata share of Operating Expenses for September 1, 2007 - September 31, 2007.
(d)	Total Due Upon Execution of this Lease: $44,778.20.
1.8	Agreed Use: Per Section 8 of the Master Lease dated June 23, 2004.
1.9	Real Estate Brokers:
(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☒	CB Richard Ellis represents Sublessor exclusively (“Sublessor’s Broker”);
☒	Cornish & Carey represents Sublessee exclusively (“Sublessee’s Broker”) or
☐	____________ represents both Sublessor and Sublessee (“Dual Agency”).
(b)
Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of __________ or __________% of the total Base Rent for the brokerage services rendered by the Brokers).

1.10	Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by N/A ("Guarantor").
1.11	Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:
☒	an Addendum consisting of Paragraphs 14 through 17;
☒	a plot plan depicting the Premises and/or Project;
☐	a current set of the Rules and Regulations;
☐	a Work Letter;
☒	a copy of the Master Lease;
☒	other (specify): a copy of the First Amendment to Lease and Exhibit A - Furniture Inventory.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBMT-0-4/01E

2.	Premises.
2.1  Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.
2.2  Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), and any items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date. If a noncompliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such noncompliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense.
2.3  Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, rectify the same.
2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
2.5 Americans with Disabilities Act. In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: □ Sublessor's expense □ Sublessee's expense.
2.6 Vehicle Parking. Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than fullsize passenger automobiles or pickup trucks, herein called "Permitted Size Vehicles." Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.
(a) Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.
(b) Sublessee shall not service or store any vehicles in the Common Areas.
(c) If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.
2.7  Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.
2.8 Common Areas - Sublessee's Rights. Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.
2.9 Common Areas - Rules and Regulations. Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.
~~2.10 Common Areas - Changes. Sublessor shall have the right, in Sublessor's sole discretion, from time to time:~~
~~(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;~~
~~(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;~~
~~(c) To add additional buildings and improvements to the Common Areas;~~
~~(d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and~~
~~(e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.~~

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBMT-0-4/01E

3.	Possession.
3.1 Early Possession. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph ~~3.3~~ 4.a of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

3.3 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4.	Rent and Other Charges.
4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.
4.2 Common Area Operating Expenses. As defined in Section 7 of the Master Lease. ~~Sublessee shall pay to during the term hereof, in addition to the Base Rent, Sublessee's Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, in accordance with the following provisions:~~
~~(a) "Common Area Operating Expenses" are defined, for purposes of this Sublease, as all costs incurred by Sublessor relating to the operation of the Project, including, but not limited to, the following: The operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement of the following:~~
~~(k) The operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement of the following:~~
~~(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.~~
~~(bb) Exterior signs and any tenant directories.~~
~~(cc) Any fire sprinkler systems.~~
~~(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.~~
~~(iii) Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.~~
~~(iv) Reserves set aside for maintenance and repair of Common Areas.~~
~~(v) Real Property Taxes.~~
~~(vi) Insurance premiums.~~
~~(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.~~
~~(b) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.~~
~~(c) Sublessee's Share of Common Area Operating Expenses shall be payable by Sublessee within 10 days after a reasonably detailed statement of actual expenses is presented to Sublessee. At Sublessor's option, however, an amount may be estimated by Sublessor from time to time of Sublessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Sublessor shall designate, during each 12 month period of the Sublease term, on the same day as the Base Rent is due hereunder. Sublessor shall deliver to Sublessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Sublessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year exceed Sublessee's Share as indicated on such statement, Sublessor shall credit the amount of such overpayment against Sublessee's Share of Common Area Operating Expenses next becoming due. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year were less than Sublessee's Share as indicated on such statement, Sublessee shall pay to Sublessor the amount of the deficiency within 10 days.~~
4.3 Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Sublessor’s sole judgment, Sublessor determines that Sublessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Sublessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Sublessor may increase sublessee’s Base Rent by an amount equal to such increased costs.

5.
Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

6.	Agreed Use. The Premises shall be used and occupied only for Per Section 8 of the Master Lease, and for no other purpose.

7.	Master Lease.
7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", wherein Cupertino City Center buildings, a California limited partnership is the lessor, hereinafter the "Master Lessor".
7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.
7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBMT-0-4/01E

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: ____________.
7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".
7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.
7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.
7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8.	Assignment of Sublease and Default.
8.1  Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.
8.2  Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.
8.3  Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.
8.4  No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.	Consent of Master Lessor.
9.1  In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, ~~within 10 30 days of the date hereof~~, Master Lessor signs this Sublease by October 26, 2007 thereby giving its consent to this Subletting.
9.2  In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within ~~10~~ 30 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.
9.3  In the event that Master Lessor does give such consent then:
(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.
(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.
(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.
(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.
(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.
(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.
~~9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.~~
9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.
9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10.	Additional Brokers Commissions.
10.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.
10.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.
10.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.
10.4 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBMT-0-4/01E

11.  Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

12.  Attorney's fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

13.  No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2.RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at:	Cupertino, Ca	Executed at:	Cupertino, Ca
On:	September 6, 2007	On:	September 6, 2007

By SUBLESSOR:		By SUBLESSEE:

Navio Systems Inc, a Delaware corporation		American Ethanol Inc., a corporation
By:	/s/ Elmar Jakoby	By:	/s/ Eric A. McAfee
Name	Printed: Elmar Jakoby	Name	Printed: Eric A. McAfee
Title:	CFO	Title:	CEO
By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:	20400 Stevens Creek Blvd., Suite 750	Address:	10600 N DeAnza #250
	Cupertino, CA 95014		Cupertino, CA 95014
Telephone:	(408) 777-2700	Telephone:	(408) 390-3275
Facsimile:	(408) 777-2791	Facsimile:	(408) 877-1654
Federal ID No.		Federal ID No.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBMT-0-4/01E

BROKER:	BROKER:
/s/ John Kraft

Attn:	Attn:	John Kraft
Associate
Address:	Address:	901 Mariners Island Blvd
Suite 175, San Mateo, CA 94404
Telephone:	(	)	Telephone:	(	)
Facsimile:	(	)	Facsimile:	(	)
Federal ID No.	Federal ID No.

Consent to the above Sublease is hereby given.

Executed at:	Executed at:
On:	On:	September 6, 2007

By MASTER LESSOR:	By GUARANTOR(S):

By:
Name Printed:
Address:
By:

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBMT-0-4/01E